UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 18, 2023

Eaton Vance Limited Duration Income Fund

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	811-21323	000000000
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Two International Place
Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 482-8260 Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Common Shares of beneficial interest, $0.01 par value	EVV	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Eaton Vance Limited Duration Income Fund (the “Fund”) with the Securities and Exchange Commission on October 18, 2023.

Item 8.01 Other Events

Effective October 18, 2023, Catherine C. McDermott, Kelley Gerrity, Tara O’Brien and Andrew Szczurowski comprise the investment team responsible for the overall management of the Fund’s investments. Ms. McDermott is a Vice President of Eaton Vance Management (“EVM”) and has been a portfolio manager of the Fund since January 2008. Ms. Gerrity is a Vice President of EVM and has been a portfolio manager of the Fund since March 2019. Ms. O’Brien is a Vice President of EVM and has been a portfolio manager of the Fund since June 2023. Mr. Szczurowski is a Vice President of EVM and has been a portfolio manager of the Fund since November 2011. Mmes. Gerrity, McDermott and O’Brien and Mr. Szczurowski have managed other Eaton Vance portfolios for more than five years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eaton Vance Limited Duration Income Fund

	By:	/s/ James F. Kirchner
James F. Kirchner
Date: November 1, 2023		Treasurer